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                                                                       Exhibit 9

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                             VOTING TRUST AGREEMENT

                                      AMONG

                           AMERICAN EQUITY INVESTMENT
                              LIFE HOLDING COMPANY
                                    (COMPANY)


                       FARM BUREAU LIFE INSURANCE COMPANY
                                  (TRANSFEROR)

                                       AND

                                 DAVID J. NOBLE
                                DAVID S. MULCAHY
                               DEBRA J. RICHARDSON
                                (VOTING TRUSTEES)

================================================================================

                                December 30, 1997
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     THIS VOTING TRUST AGREEMENT is entered into this 30th day of December, 1997 by and among AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY (the "Company"); FARM BUREAU LIFE INSURANCE COMPANY (the "Transferor"); and DAVID J. NOBLE, DAVID
S. MULCAHY, and DEBRA J. RICHARDSON (the "Voting Trustees").

     WHEREAS, the Company is conducting a private placement of shares of its Common Stock, par value $1 per share (the "Shares") pursuant to a private placement memorandum dated December 1, 1997;

     WHEREAS, subject to certain terms and conditions, including the establishment of a Voting Trust pursuant to this Agreement, Transferor has subscribed to purchase 1,562,500 Shares;

     WHEREAS, the parties deem it in the best interests of the Company and of themselves to act together concerning the direction of the affairs of the Company in order to secure continuity and stability of policy and management, to provide constructive administration, to promote the continuous and uninterrupted development of business policies and to that end to vest a portion of the voting power held by Transferor in the Voting Trustees as hereinafter provided;

     WHEREAS, for accounting purposes Transferor desires to retain the voting power on that part of its Shares which represents a 20% ownership interest in the voting securities of the Company;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties agree as follows:

     1. Definitions. For purposes of this Agreement, the following definitions shall apply:

          A. "Adjustment Shares" shall have the meaning set forth in Section
     3.A.

          B. "Common Stock" shall mean the authorized and outstanding shares of Common Stock, par value $1 per share, of the Company, and any other class or series of shares now or hereafter authorized and outstanding which have the right to vote at regular meetings of the shareholders.

          C. "Initial Share Certificate" shall mean the certificate evidencing the purchase of 1,562,500 shares of Common Stock to be issued to Transferor.

          D. "Retained Interest" shall mean that portion of the total number of shares of Common Stock beneficially owned by Transferor which is equal to twenty percent (20%) of the total number of shares of Common Stock outstanding on any date of determination.

          E. "Subscription Shares" shall have the meaning set forth in Section
     6.

          F. "Voting Trust Certificates" shall mean the certificate(s) evidencing the shares of Common Stock held by the Voting Trustees hereunder which shall be substantially in the form of Exhibit A attached hereto.

          G. "Voting Trust Interest" shall mean that number of shares of Common Stock equal to the difference between the total number of such shares beneficially owned by Transferor and the number of shares representing the Retained Interest, as redetermined from time to time in accordance with
     Section 3 below.

     2. Deposit of Voting Trust Shares.

          A. Initial Deposit. Upon the execution of this Agreement, Transferor shall deposit with the Voting Trustees the Initial Share Certificate, which shall be endorsed or shall be accompanied by such instruments of transfer as to enable the Voting Trustees to cause shares representing the Voting Trust Interest to be transferred into the names of the Voting Trustees and to cause shares representing the Retained Interest to be reissued to the Transferor. In exchange for the receipt of the Initial Share Certificate, the Voting Trustees shall issue and deliver to the Transferor a Voting Trust Certificate for the shares representing the Voting Trust Interest.

          B. Reissuance of Share Certificates. The Voting Trustees shall surrender the Initial Share Certificate to the Company for cancellation and reissuance. Company shall thereupon reissue (i) a certificate representing the Voting Trust Interest in the names of the Voting Trustees and (ii) a certificate representing the Retained Interest in the name of the Transferor.

     3. Required Annual Adjustments.

          A. Recalculation of Retained Interest. Thirty days before the record date of any meeting of Company's shareholders, and on December 1 of each year during the term of this Agreement, the Voting Trustees shall determine the percentage equal to the quotient of (i) the number of shares then owned of record by Transferor divided by (ii) the total number of shares of Common Stock outstanding on such date. If such percentage is less than twenty percent (20%), then the Voting Trustees shall determine the number of shares of Common Stock which must be added to the numerator of the fraction described in the preceding sentence to cause the percentage derived from such fraction to equal twenty percent (20%) (the "Adjustment Shares").

          B. Transfer of Adjustment Shares. On or before such record date, or December 31 of each year during the term of this Agreement, respectively, the Voting Trustees shall cause the number of Adjustment Shares, if any, to be withdrawn from this Voting Trust and retransferred to the Transferor by delivering the certificate representing the Voting Trust Interest to the Company along with written instructions for the cancellation and reissuance of the shares evidenced thereby. Company shall thereupon reissue (i) a certificate in the names of the Voting Trustees representing that number of shares equal to the difference between the number of shares surrendered and the Adjustment Shares and (ii) a certificate in the name of the Transferor representing the Adjustment Shares.

                                      -2-
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          C. Replacement of Voting Trust Certificate. Simultaneously with the delivery of the Adjustment Shares to Transferor, Transferor shall surrender any existing Voting Trust Certificates to the Trustees and the Trustees shall reissue to Transferor a Voting Trust Certificate for the number of shares then held by the Trustees.

     4. Rights of Voting Trustees.

          A. Voting Rights. Until this Agreement is terminated in accordance with Section 10 below and all Voting Trust Certificates shall have been surrendered by Transferor to the Voting Trustees, the Voting Trustees shall exercise, in person or by proxy, all voting rights and powers, and may take part in and consent to any corporate or stockholders' action of any kind whatsoever, in respect of the shares of Common Stock held by the Voting Trustees. The right to vote shall include, without limitation, the right to vote for the election of directors; the right to vote in favor of or against any resolution or proposed action of any character whatsoever, which may be presented at any meeting or require the consent of the Company's stockholders; and the right to vote in favor of or against any consolidation, merger, reorganization, recapitalization or transfer of any interest in the assets of the Company.

          B. Manner of Acting. Any act, decision or vote of the Voting Trustees shall be conclusive and binding if a majority of the Voting Trustees concur in such act decision or vote, and the Voting Trustees shall keep a written account of all such actions, decisions and votes.

          C. Compensation. The Voting Trustees shall serve without compensation but shall be entitled to reimbursement from the Company for their reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder upon submission of written receipts or other written substantiation of such costs and expenses.

          D. Waiver of Liability. Transferor hereby releases Voting Trustees from and holds each of them harmless from any claims, demands, damages and/or liability of any kind for any action taken or omitted to be taken by Voting Trustees in connection with this Agreement, other than as a result of their gross negligence or willful misconduct.

     5. Dividends.

          A. Cash Dividends. In the event the Company declares a cash dividend on outstanding shares of Common Stock, Company shall pay directly to Transferor the amount of such dividends payable on the shares held by the Voting Trustees as well as shares held of record by Transferor.

          B. Stock Dividends - Voting. In the event the Company declares a dividend payable in shares of Common Stock or other voting securities, the Company shall distribute to the Voting Trustees all certificates for such dividends distributable with respect to the shares then held by the Voting Trustee. Shares of Common Stock or other voting securities received by the Voting Trustees as dividends shall be subject to all terms and conditions of this Agreement, and the Voting Trustees shall issue to Transferor a Voting Trust Certificate representing the number of such shares.

                                      -3-
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          C. Stock Dividends - Non Voting. In the event the Company declares a dividend payable in shares of nonvoting securities of the Company, Company shall distribute to the Transferor all certificates for such dividends distributable with respect to the shares held by the Voting Trustees as well as shares held of record by the Transferor.

          6. Subscription Rights. If any shares of Common Stock or other securities of the Company are offered for subscription to the holders of its Common Stock (hereinafter referred to as "Subscription Shares") the Voting Trustees, within ten (10) days after receipt of notice of such offer of subscription rights, shall mail a copy thereof to Transferor. If Transferor desires to exercise such subscription rights, Transferor shall timely comply with all requirements thereof and shall make payment therefore directly to the Company. If the Subscription Shares consist of Common Stock or other voting securities of Company, Company shall deliver the certificates for all Subscription Shares to which Transferor is beneficially entitled to the Voting Trustees, who shall hold such shares subject to all terms and conditions of this Agreement, and who shall issue to Transferor a Voting Trust Certificate representing the number of Subscription Shares. If the Subscription Shares consist of nonvoting securities of the Company, Company shall deliver directly to Transferor the certificates for all such shares to which Transferor is beneficially entitled.

     7. Extraordinary Events.

          A. Merger or Sale of Assets. In the event Company (i) is merged into or consolidated with and into another entity, (ii) transfers all or substantially all of its assets to another entity or entities, the consideration payable with respect to the shares of Common Stock held by the Voting Trustees shall be payable directly to Transferor. If the Voting Trustees shall receive all or any part of such consideration, Voting Trustees shall promptly remit same to Transferor.

          B. Change of Control. In the event of a change of control, as hereinafter defined, of Company or its subsidiary, American Equity Investment Life Insurance Company ("AEI Life"), subject to the prior approval of the Iowa Insurance Division, upon the written request of the Transferor, the Voting Trustees shall transfer to the Transferor all shares then held in this Trust all of which shall be endorsed or shall be accompanied by such instruments necessary to effectuate the transfer to Transferor. A "change of control" shall be deemed to have occurred when:

               (1) any person, organization or association of persons or organizations acting in concert, excluding affiliates of the Company itself, shall acquire more than ten percent (10%) of the outstanding voting stock of the Company or AEI Life;

               (2) any person, organization or association of persons or organizations acting in concert shall succeed in electing two or more directors in any one election in opposition to those proposed by management; or

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               (3) David J. Noble shall cease to be an officer, director or shareholder of the Company for any reason.

     In the event such transfer is not approved by the Iowa Insurance Division, Transferor may sell the shares in a transaction described in paragraph C below, subject to the conditions set forth in such paragraph.

          C. Sale of Shares by Transferor. In the event Transferor sells the shares held in the Trust in a registered offering to the public pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act, subject to the approval of the Iowa Insurance Division, if required with respect to such sale, and subject to the approval of the Voting Trustees if the sale is made under Rule 144, the Voting Trustees shall transfer to the Transferor all shares then held in this Trust all of which shall be endorsed or shall be accompanied by such instruments necessary to effectuate the transfer to Transferor.

     8. Transfer of Voting Trust Certificate. The Voting Trust Certificate may be transferred on the books of the Voting Trustees upon the surrender of such Certificate, properly endorsed by the Transferor or other registered holder. Title to the Voting Trust Certificate when duly endorsed shall, to the extent permitted by law, be transferable with the same effect as in the case of negotiable instruments. Every transferee of a trust certificate shall by the acceptance of such certificate become a party with like effect as though an original party hereto, and all references to the Transferor herein shall be deemed to embrace any such transferee.

     9. Regulatory Approvals. Notwithstanding anything herein to the contrary, the Trustees shall make no transfer of the shares held in this Trust to the Transferor or to any other party, whether upon termination of this Trust under
Section 11 below or under any other circumstances, unless and until the Iowa Insurance Division has been notified of such proposed transfer and has given any approval required by applicable law or regulations.

     10. Successor Trustees. Any Voting Trustee may resign upon thirty days prior written notice to the Transferor and the remaining Voting Trustees. In such event, or upon the death or disability of a Voting Trustee, the following individuals shall be requested to serve as successors for each of the initial Voting Trustees, and shall become a successor Voting Trustee effective upon his or her written acceptance of this Trust:

          David J. Noble ............................   John Anderson
          David S. Mulcahy ..........................   A. J. Strickland, III
          Debra J. Richardson .......................   James M. Gerlach

In the event one of the successors named above is unable or unwilling to serve as a Voting Trustee hereunder, the remaining Voting Trustees shall by their unanimous consent select the successor Voting Trustee effective upon his or her written acceptance of this Trust.

     11. Term.

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          A. Initial Term. This Voting Trust shall have an initial term of ten
     (10) years, and, accordingly, will terminate on December 31, 2007, unless earlier terminated upon (i) the unanimous written consent of the Transferor and the Voting Trustees or (ii) upon the exchange or liquidation of all of the shares of Common Stock held by the Voting Trustees in connection with a transaction described in Section 7 above.

          B. Extended Duration. At any time within 180 days prior to December 31, 2007, the Transferor, by written notice to the Voting Trustees and subject to their written consent, may extend the term of this Trust for an additional period not to exceed ten (10) years.

     12. Delivery of Documents. Pursuant to Section 490.730 of the Iowa Code
(1997), a copy of this Agreement together with an instrument stating the Transferor's name, and address, and the number and class of shares transferred to this Trust shall be delivered to the Company's principal office upon execution hereof. In the event of any extension of the duration of this Trust under Section 10.B above, a copy of the written extension agreement and a list of beneficial owners of the shares then held by the Voting Trustees shall be delivered to the Company' principal office upon execution thereof.

     13. Notices. Any notice required to be given to any party pursuant to any provision of this Agreement shall be in writing, shall be given by certified mail, return receipt requested, or sent by fax, or delivered by hand, and, if mailed, shall be deemed received one day after having been deposited in a receptacle for United States mail, postage prepaid, addressed as follows, or, if sent by fax, shall be deemed received on the date of confirmation of transmission to the following fax numbers:

     If to Company:           American Equity Investment Life Holding Company
                              Attention: D.J. Noble, President
                              5000 Westown Parkway, Suite 440
                              Des Moines, IA 50266
                              Fax No. (515) 221-9947

     If to Transferor:        Farm Bureau Life Insurance Company
                              Attention: Thomas R. Gibson, CEO
                              5400 University Avenue
                              West Des Moines, IA 50266
                              Fax. No. (515) 225-5604

     If to Voting Trustees:   D. J. Noble
                              David S. Mulcahy
                              Debra J. Richardson
                              5000 Westown Parkway, Suite 440
                              Des Moines, IA 50266
                              Fax No. (515) 221-9947

Any party may change his/its address for giving of notice or fax number by giving notice to the other parties to this Agreement in accordance with the provisions hereof.

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     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. This Agreement may be executed by the parties hereto by the sending of a facsimile executed copy of this Agreement to the other parties to this Agreement so long as an original signature is provided within seven (7) calendar days thereafter.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa. This Agreement shall be deemed to have been negotiated and entered into in Polk County, Iowa.

     15. Severability. In case any one or more of the provisions hereof is determined to be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions will in no way be affected, prejudiced or disturbed thereby.

     16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Except as otherwise provided herein, no covenant, representation or condition not expressed in this Agreement, or in an amendment hereto, shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

     17. Amendments. No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by the party against whom such amendment, change or modification is sought to be enforced. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provisions shall remain in full force and effect.

                                       AMERICAN EQUITY INVESTMENT
                                       HOLDING COMPANY


                                       By: /s/ D. J. Noble
                                           ---------------------------------
                                           D. J. Noble, President

                                       FARM BUREAU LIFE INSURANCE COMPANY


                                       By: /s/ William J. Oddy
                                           ---------------------------------
                                           William J. Oddy, Executive Vice
                                              President and General Manager

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                                       VOTING TRUSTEES:

                                       /s/ D. J. Noble
                                       ------------------------------------
                                       D. J. Noble

                                       /s/ David S. Mulcahy
                                       ------------------------------------
                                       David S. Mulcahy

                                       /s/ Debra J. Richardson
                                       ------------------------------------
                                       Debra J. Richardson

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EXHIBIT A
                            VOTING TRUST CERTIFICATE

     This certifies that Farm Bureau Life Insurance Company (the "Holder") is entitled to all the benefits arising from the deposit with the Voting Trustees under the Voting Trust Agreement hereinafter mentioned, of certificates for 680,367 shares of the Common Stock, $1 par value (the "Trust Shares"), of American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), as provided in such Trust Agreement and subject to the terms thereof.

     This Certificate is issued, received, and held under, and the rights of the Holder hereof are subject to, the terms of a Voting Trust Agreement dated December 30, 1997, by and among, the Company, and Holder and the Voting Trustees named therein. Copies of the Voting Trust Agreement, and of every agreement amending or supplementing it, are on file in the Company's principal office in Des Moines, Iowa, and shall be open to the inspection of the Company's stockholders daily during business hours.) The Holder of this Certificate, by acceptance hereof, assents and is bound to all the provisions of the Voting Trust Agreement.

     The Voting Trustees shall possess and be entitled to exercise all rights and powers of an absolute owner of such stock, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the Holder hereof, or assigns, under this Certificate or any agreement, expressed or implied.

     The Holder, or assigns, is entitled to receive payment equal to the amount of cash dividends, if any, received by the Voting Trustees upon the Trust Shares. Dividends received by the Voting Trustees in the Company's common or other stock having general voting powers shall be payable in voting trust certificates, in form similar hereto. In the event the Voting Trustees receives any dividend or distribution other than in cash or Company stock having general voting powers, the Voting Trustees shall distribute the same to the Holder on the date of such distribution. In the event of the dissolution or total or partial liquidation of the Company, the monies, securities, or property received by the Voting Trustees in respect of the Trust Shares shall be distributed to the Holder.

     Subject to all terms and conditions of the Voting Trust Agreement, this Ccertificate is transferable on the books of the Voting Trustees at Voting Trustees's office in Des Moines, Iowa (or elsewhere as designated by the Voting Trustees), by the Holder hereof, either in person or by attorney duly authorized, in accordance with the rules established for that purpose by the Voting Trustees and on surrender of this Certificate properly endorsed. Title to this certificate when duly endorsed shall, to the extent permitted by law, be transferable with the same effect as in the case of a negotiable instrument.

     IN WITNESS WHEREOF, the Voting Trustees have signed this certificate on the 30th day of December, 1997.

                                       /s/ D. J. Noble
                                       ------------------------------------
                                       D.J. Noble

                                       /s/ Debra J. Richardson
                                       ------------------------------------
                                       Debra J. Richardson

                                       /s/ David Mulcahy
                                       ------------------------------------
                                       David Mulcahy

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